UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 of 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 16, 2015

Heartland Financial USA, Inc.
(Exact name of Registrant as specified in its charter)

Commission File Number:	001-15393

Delaware	42-1405748
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

1398 Central Avenue Dubuque, Iowa 52001
(Address of principal executive offices)

(563) 589-2100
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On April 16, 2015, Heartland Financial USA, Inc. (“Heartland") announced it has entered into a definitive merger agreement with Community Bancorporation of New Mexico, Inc., parent company of Community Bank in Santa Fe, New Mexico. Under the terms of the agreement, which has been unanimously approved by the boards of directors of both companies, Heartland will acquire Community Bancorporation in an all cash transaction valued at approximately $11.3 million. Simultaneous with closing of the transaction, Community Bank will be merged into Heartland’s New Mexico Bank & Trust subsidiary. The transaction is subject to approvals by Community Bancorporation shareholders and bank regulatory authorities, and is expected to close during the third quarter of 2015.

A copy of the press release announcing the Merger Agreement is attached as Exhibit 99.1.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial Statements of Business Acquired.
None.

(b)	Pro Forma Financial Information.
None.

(c)	Exhibits.
99.1 Press Release dated April 16, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 16, 2015	HEARTLAND FINANCIAL USA, INC.

	By:	/s/ Bryan R. McKeag
Executive Vice President
Chief Financial Officer